Exhibit 15.2

Consent of PRC Counsel

Tian Yuan Law Firm	10/F, China Pacific Insurance Plaza, 28 Fengsheng Hutong, Xicheng District, Beijing 100032, China Tel: (8610) 5776-3888; Fax: (8610) 5776-3777 E-mail: tylawf@tylaw.com.cn

China Techfaith Wireless Communication Technology Limited

Tower C, No. 5 Rong Chang East Street

Beijing Economic-Technological Development Area (Yi Zhuang)

Beijing 100176

People’s Republic of China

April 28, 2015

Dear Sirs,

Re: China Techfaith Wireless Communication Technology Limited (the “Company”)

We consent to the reference to our firm under the headings “Risk Factors”, “Regulation” and “Contractual Arrangements with QIGI Technology and its Shareholders” insofar as they purport to describe the provisions of PRC laws and regulations, in the Company’s Annual Report on Form 20-F for the year ended December 31, 2014 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Yours Faithfully,

/s/ Beijing Tian Yuan Law Firm

Beijing Tian Yuan Law Firm